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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            PARADIGM GENETICS, INC.
                            -----------------------
            (Exact name of registrant as specified in its charter)


               DELAWARE                                    56-2047837
               ---------                                   ----------
(State of incorporation or organization)       (IRS Employer Identification No.)


       104 ALEXANDER DRIVE, RESEARCH TRIANGLE PARK, NORTH CAROLINA   27709
       ---------------------------------------------------------------------
             (Address of principal executive offices)              (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:

                                   333-30758

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:


                     COMMON STOCK, $.01 PAR VALUE PER SHARE
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                                (Title of Class)
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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Registrant incorporates herein by reference the description of the Common Stock to be registered hereunder contained in the section entitled "Description of Capital Stock" of the Prospectus included in the Registrant's Registration Statement on Form S-1, Registration No. 333-30758 (the "Registration Statement"), filed with the Securities and Exchange Commission on February 18, 2000, as amended on March 8, 2000 and March 28, 2000.

Item 2. EXHIBITS.

     The following exhibits are filed herewith (or incorporated by reference as indicated below):

          (1) Certificate of Incorporation of the Registrant - Delaware, to be effective upon completion of Delaware reincorporation, incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-30758)

          (2) Certificate of Amendment of the Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1.2 to the Registrant's Registration Statement on Form S-1 (Registration
              No. 333-30750)

          (3) Certificate of Restatement and Elimination of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Registrant, to be filed upon completion of the offering, incorporated by reference to Exhibit 3.1.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-30750)

          (4) Restated Certificate of Incorporation of the Registrant - Delaware, to be filed upon completion of the offering, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-30758)

          (5) Bylaws of the Registrant - Delaware, to be effective upon completion of the Delaware reincorporation, incorporated by reference to Exhibit 3.3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-30758)

          (6) Restated Bylaws of the Registrant - Delaware, to be effective upon completion of the offering, incorporated by reference to Exhibit
              3.4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-30758)

          (7) Form Stock Certificate, incorporated by reference to Exhibit 4.1 to the Registrant's Registration of Common Statement on Form S-1 (Registration No. 333-30758)

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           PARADIGM GENETICS, INC.

Dated:  April 14, 2000                     By: /s/ John A. Ryals
                                               ------------------------------
                                               John A. Ryals
                                               Chief Executive Officer and
                                                President

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